 Exhibit 99.2

THE RESEARCH FOUNDATION FOR THE STATE UNIVERSITY  OF NEW YORK

AND

FULLER ROAD MANAGEMENT CORPORATION

INDEX TO SPECIAL PURPOSE INTERIM FINANCIAL STATEMENTS

Page

Special Purpose Interim Statement of Revenues and Direct Expenses for the Nine months ended March 31, 2017 and 2016 (unaudited)	F-1

Notes to Special Purpose Interim (unaudited) Statement of Revenue and Direct Expenses	F-2 – F-3

The Research Foundation for the State University of New York
and
Fuller Road Management Corporation

Special Purpose Interim Statement of Revenues and Direct Expenses

	For the Nine Months Ended	For the Nine Months Ended
	March 31, 2017	March 31, 2016
	(unaudited)	(unaudited)
Revenues:
Fabrication services revenue	$1,711,180	$2,234,878
Grant revenue	1,140,081	1,847,912
Rental revenue	258,281	256,651
Total revenue	3,109,542	4,339,441

Direct Expenses
Salaries and wages	1,823,546	1,783,074
Utilities	1,029,803	821,904
Fringe benefits	802,533	759,092
Repairs, maintenance and supplies	712,003	652,342
Lease and services equipment	64,247	503,812
General services	303,126	251,598
Other	172,703	176,846
Total direct expenses	4,907,961	4,948,668

Net loss	$(1,798,419)	$(609,227)

The accompanying notes are an integral part of these Special Purpose Financial Statements

 F-1

THE RESEARCH FOUNDATION FOR THE STATE UNIVERSITY OF NEW YORK

AND

FULLER ROAD MANAGEMENT CORPORATION

NOTES TO THE SPECIAL PURPOSE INTERIM STATEMENT OF REVENUE AND DIRECT EXPENSES

NOTE 1 – ORGANIZATION AND NATURE OF BUSINESS

Background

On March 23, 2017, Akoustis Technologies, Inc. (the “Company”) entered into a Definitive Asset Purchase Agreement (the “AP Agreement”) and a Definitive Real Property Purchase Agreement (the “RP Agreement”) (collectively, the “Agreements”) with The Research Foundation for the State University of New York (“RF-SUNY”) and Fuller Road Management Corporation (“FRMC”), an affiliate of RF-SUNY (collectively, “Sellers”) to acquire certain specified assets, including, the Smart Systems Technology & Commercialization Center (STC-MEMS), as well as the real estate and improvements associated with the facility (collectively the “FRMC Assets”). The facility, located in Canandaigua, New York, houses the operations of STC-MEMs (the assets and real estate and improvements referred to together herein as the “Acquired Business”) which was created in 2010 by RF-SUNY as an economic development project. The purpose of the initiative was to explore different technology opportunities with the goal of being a vertically integrated provider of foundry services that would offer its customers the capacity, infrastructure and operational capabilities of semiconductor and advanced manufacturing for aerospace, biomedical, communications, defense, and energy markets. The Company also agreed to assume substantially all the on-going obligations of the Acquired Business incurred in the ordinary course of business including the 29 employees employed by RF-SUNY. The purchase closed on June 26, 2017.

Pursuant to the Agreements, the Company purchased the semiconductor manufacturing tools of the Acquired Business from RF-SUNY and the 120,000-square foot facility and surrounding 57 acres of real estate from FRMC for a purchase price of $1.0 million and $1.75 million, respectively.

The Company is required to pay to FRMC a penalty, as set forth below, if the Registrant sells the property subject to the RP Agreement within three (3) years after the date of the RP Agreement for an amount in excess of $1,750,000, subject to certain enumerated exceptions. The penalty imposed shall be equivalent to the amount that the sales price of the property exceeds $1,750,000 up to the maximum penalty (“Maximum Penalty”) defined below:

Maximum Penalty
Year 1	$5,960,000
Year 2	$3,973,333
Year 3	$1,986,667

Basis of presentation

The Special Purpose Interim Statement of Direct Revenue and Expenses should be read in conjunction with the Special Purpose Combined Financial Statements as of June 26, 2017 and for the fiscal years ended June 30, 2016 and 2015. The Special Purpose Interim Statement of Direct Revenue and Expense has been prepared on a basis consistent with the accounting policies described in Note 1 to the Special Purpose Combined Financial Statements as of June 26, 2017 and for the fiscal years ended June 30, 2016 and 2015. Certain information and footnote disclosure normally included in the annual financial statements have been omitted or condensed in the Special Purpose Interim Statement of Direct Revenue and Expenses and does not include all disclosures required by accounting principles generally accepted in the United States of America (“GAAP”.)

 F-2

The Acquired Business has not historically been accounted for as a separate entity, subsidiary or division of Sellers In addition, stand-alone financial statements related to the Acquired Business have not been prepared previously as Sellers financial system is not designed to provide complete financial information of the Acquired Business. Therefore, the Special Purpose Interim Statement of Direct Expenses and Revenue has been prepared to satisfy the financial statement requirements of Rule 3-O5 of Regulation S-X in lieu of full financial statements. Thus, the Special Purpose Interim Statement of Revenue and Direct Expenses for the Nine Months Ended March 31, 2017 and 2016 (the “Special Purpose Interim Financial Statements”) were prepared pursuant to a letter dated May 24, 2017 from the staff of the Division of Corporate Finance (the “Division”) of the Securities and Exchange Commission the Division stated that it will not object to the Company’s proposal to provide abbreviated financial statements in satisfaction of the requirements of Rule 3-05 of Regulation S-X.

The Special Purpose Interim Statement of Revenue and Direct Expenses has been derived from the accounting records of Sellers using its historical financial information, and do not represent revenues and direct expenses as if the Acquired Business had operated as a separate, stand-alone entity during the periods presented. In addition, the Special Purpose Interim Statement- of Revenue and Direct Expenses are not meant to be indicative of the financial condition or results of operations of the Acquired Business going forward as a result of future changes in the business and the omission of various operating expenses.

The revenues included in the accompanying Special Purpose Interim Statement of Revenues and Direct Expenses represent revenues directly attributable to Acquired Business. The costs and expenses included in the accompanying Special Purpose Interim Statement of Revenue and Direct Expenses related to Acquired Business.

The costs and expenses were incurred by Sellers and are assigned to the Acquired Business based on direct usage or benefit where identifiable, with the remainder assigned on a pro rata basis of revenue, headcount, or other relevant measures. The Acquired Business considers the expense assignment methodology and results to be reasonable for all periods presented.

The Special Purpose Interim Statement of Revenues and Direct Expenses do not include expenses not directly associated with Acquired Business, such as corporate, shared services, indirect general & administrative expenses, interest income/expense, other income/expense, and income taxes.

Summary of Significant Accounting Policies

See Notes 1 and 2, Organization and Nature of Business and Summary of Significant Accounting Policies, in the Special Purpose Combined Financial Statements as of June 26, 2017 and for the fiscal years ended June 30, 2016 and 2015 for information on the significant accounting policies, which have been applied in the same manner in preparing the Special Purpose Interim Statement of Revenue and Direct Expenses.

NOTE 3 – CONCENTRATIONS

For the nine months ended March 31, 2017, two customers represented 27% and 21% each of the Acquired Business’s revenues. For the nine months ended March 31, 2016, two customers represented 31% and 12% each of the Acquired Business’s revenues.

F-3